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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 AUGUST 30, 2000
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                Date of Report (Date of earliest event reported)


                                   INTUIT INC.
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             (Exact name of Registrant as specified in its charter)


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
       DELAWARE                       0-21180                           77-0034661
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(State of incorporation)      (Commission file number)      (I.R.S. Employer Identification No.)
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                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
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          (Address of principal executive offices, including zip code)


                                 (650) 944-6000
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              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

ACQUISITION OF VENTURE FINANCE SOFTWARE CORP.

On August 30, 2000, Intuit entered into a Stock Sale and Purchase Agreement under which it purchased all of the outstanding securities of Venture Finance Software Corp. ("VFSC") that were not already held by Intuit for approximately $119 million in cash (including approximately $4.5 million in option exercise and tax payments in connection with VFSC options exercised immediately prior to the purchase). The shares purchased consisted of 90,000 shares of VSFC Class A common stock and 1,020,000 shares of VSFC Class B common stock, which represented over 55% of the shares of VFSC. VFSC was formed in May 1998 as a joint venture between Intuit and other investors to develop and market Web-oriented finance products. Intuit acquired a 49% non-voting equity interest in VFSC in May 1998 and an option (the "Option") to purchase all of the other outstanding securities of VFSC at a price to be determined by a formula based on Intuit's stock price appreciation (subject to certain minimum return levels). In exchange for this equity interest, Intuit granted VFSC a license of certain technology and intellectual property rights and agreed with VFSC not to compete in certain areas of server-based personal finance for a period of ten years. Intuit purchased the shares of VFSC pursuant to the exercise of the Option.


Eric Dunn, who was Senior Vice President and Chief Technology Officer of Intuit through July 31, 2000, as well as VFSC's President and a director of VFSC, was the holder of all of the shares of VSFC Class A common stock. In 1998, VSFC granted Mr. Dunn an option to purchase up to 100,000 shares of Class A common stock. This option, as amended, was exercisable as to 90,000 shares as of August 30, 2000. Mr. Dunn exercised his option immediately before Intuit acquired the stock of VSFC. Intuit purchased Mr. Dunn's shares along with the equity interests of the other investors. Intuit paid Mr. Dunn $5.7 million for his shares of Series A common stock, net of the aggregate exercise price of Mr. Dunn's option ($1.4 million) and withholding taxes ($3.1 million).


The holders of the VSFC Series B common stock included venture capital funds managed by Kleiner Perkins Caufield & Byers, of which L. John Doerr, a director of Intuit, is a general partner. Intuit purchased a total of 1,020,000 shares of VSFC Class B common stock for $108.9 million. Of these shares, Intuit purchased a total of 22,174 shares of VFSC Class B common stock from funds managed by Kleiner Perkins Caufield & Byers for a total payment of $2.4 million. The aggregate original purchase price for the shares held by the Kleiner Perkins Caufield & Byers funds was $1.4 million.


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ITEM 7. EXHIBITS

     The following exhibit is filed herewith:

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
Number    Description
------    -----------
 2.01     Stock Sale and Purchase Agreement dated as of August 30, 2000, between
          Intuit, Intel Corporation, PGI Investments Limited, Princes Gate Investors
          II, L.P., Investor Investments AB, Marinbeach United S.A., Kleiner Perkins
          Caufield & Byers VIII, L.P., KPCB VIII Founders Fund, L.P. and Eric C.W.
          Dunn.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        INTUIT INC.

Dated: September 12, 2000               /s/ Catherine L. Valentine
                                        ----------------------------------
                                        Catherine L. Valentine
                                        Vice President and General Counsel

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                                  EXHIBIT INDEX

Number    Description
------    -----------
 2.01     Stock Sale and Purchase Agreement dated as of August 30, 2000, between
          Intuit, Intel Corporation, PGI Investments Limited, Princes Gate Investors
          II, L.P., Investor Investments AB, Marinbeach United S.A., Kleiner Perkins
          Caufield & Byers VIII, L.P., KPCB VIII Founders Fund, L.P. and Eric C.W.
          Dunn.
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